EXECUTIVE EMPLOYMENT AGREEMENT

This agreement is made between ENERPULSE, Inc. located at 2301 Yale Boulevard, SE, Albuquerque, NM (COMPANY) and Louis S. Camilli located at 1314 Sigma Chi, Albuquerque, NM (EXECUTIVE).

WHEREAS, the COMPANY desires to engage the services and employment of EXECUTIVE and the EXECUTIVE is willing to accept employment by the COMPANY on a full-time basis for such period upon the terms and conditions hereinafter set forth;

NOW THEREFORE, the COMPANY and EXECUTIVE agree as follows:

1.	Your title will be President and Chairman of The Board of Directors.

2.	You will receive a salary of eight thousand three hundred and thirty three dollars ($8,333.00) per month.

3.	In addition to your salary you and your family will receive a health, dental, optical, disability and term life insurance plan subject to the standard deductions and co-pay provisions in the COMPANY plan. Because you are a Director on the COMPANY Board, you will be eligible for Directors’ Insurance as approved by the Board of Directors.

4.	You will be eligible to participate in the COMPANY’s 401K plan.

5.	You will receive four (4) weeks of paid vacation per year and will be allowed to roll over one (1) week of vacation not taken from the previous year into the subsequent year.

6.	You will be reimbursed for all reasonable out of pocket expenses according to company policy and when supported by a written expense report. Such expenses will be reimbursed within 10 days of submittal.

7.	You will be eligible for an annual discretionary executive cash bonus, which will be paid out on the achievement of sales, profit and/or other agreed to management objectives.

8.	Should the COMPANY terminate your employment for any reason other than cause, you will be entitled to severance payment in accordance with COMPANY policy.

9.	You will sign the COMPANY’s EMPLOYEE CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENT as condition of your employment.

2301 YALE BLVD. S.E., A6 ALBUQUERQUE, NM 87106	PHONE: 1-888-800-6700	FAX; 505-842-6592	www.enerpulse.com

10.	This Agreement shall be governed by and construed in accordance with the laws of the state of New Mexico.

/s/ Louis S. Camilli	January 20, 2004	/s/ Daniel W. Parker
Louis S. Camilli	Effective Date	Daniel W. Parker
Chief Operating Officer
ENERPULSE, Inc.

2301 YALE BLVD. S.E., A6 ALBUQUERQUE, NM 87106	PHONE: 1-888-800-6700	FAX; 505-842-6592	www.enerpulse.com